UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2008

OMPHALOS, CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	84-1482082 (I.R.S. Employer Identification No.)

Unit 2, 15 Fl., 83, Nankan Rd. Sec. 1,
Luchu Taoyuan County
Taiwan
 (Address of principal executive offices, Zip Code)

011-8863-322-9658
(Registrant’s telephone number, including area code)

Soyodo Group Holdings, Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: Omphalos, Corp. (the “Company”), formerly known as Soyodo Group Holdings, Inc. , is filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K/A, filed by Soyodo Group Holdings, Inc. with the Securities and Exchange Commission (the “SEC”) on April 9, 2008, that amended the Current Report on Form 8-K initially filed by Soyodo Group Holdings, Inc. with the SEC on February 11, 2008 (i) to include revised audited financial statements of Omphalos, Corp. for the year ended December 31, 2006, prepared by the Company and audited by Simon & Edward, LLP, and dated March 15  2007, together with the consent of Simon & Edward, LLP to permit inclusion of the financial statements, (ii) to include revised audited financial statements of Omphalos, Corp. for the year ended December 31 2007, prepared by the Company and audited by KCCW Accountancy Corp., and dated February 28, 2008, and (iii) to provide the disclosures required by Item 304 of Regulation S-K with regard to the change in the Company’s auditors.

Item 4.01.  Changes in Registrant's Certifying Accountant

1.
On April 23, 2007, Omphalos, Corp. (the “Company”, “we”, “us”, or “our”) terminated the engagement of Simon & Edward, LLP (“Prior Auditor”) as the independent registered public accounting firm for the Company and engaged KCCW Accountancy Corp. (“KCCW”) as our new independent registered public accounting firm.

2.
The audit report of Prior Auditor on the consolidated financial statements of the Company, and its predecessor company, Soyodo Group Holdings, Inc. and subsidiaries as of and for the year ended December 31, 2006, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

3.	The decision to terminate the engagement of the Prior Auditor, and to engage KCCW, was approved, unanimously, by the board of directors.

4.
During the Company’s fiscal years ended December 31, 2006 and December 31, 2005 and through April 23, 2007, the Company did not consult with KCCW as to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and KCCW did not provide either a written report or oral advice to the Company that KCCW concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except that it is noted that the audit partner at Simon & Edward, LLP responsible for the audit of the Company’s financial statements for the fiscal year ended 2006 became an audit partner of KCCW and continued there to be the audit partner responsible for the audit of the Company’s financial statements for the fiscal year ended December 31, 2007.

5.
In connection with the audit of the Company's consolidated financial statements for the fiscal year ending December 31, 2006 (for our predecessor business) and through the date of this Current Report, there were: (i) no disagreements between the Company and Prior Auditor on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Prior Auditor, would have caused Prior Auditor to make reference to the subject matter of the disagreement in their reports on the Company's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

6.
The Company has provided Prior Auditor, a copy of the disclosures in this Form 8-K and has requested that Prior Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Prior Auditor agrees with the Company's statements in this Item 4.01(a). A copy of the letter is filed herewith.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial statements of the Company’s operating company and wholly-owned subsidiary Omphalos Corp. (B.V.I.) for the fiscal year ended December 31, 2007. Included following signature page.

(b) Financial statements of the Company's operating company and wholly-owned subsidiary Omphalos Corp. (B.V.I.) for the fiscal years ended December 31, 2006 and December 31, 2005. Included following financial statements for the fiscal year ended December 31, 2007.

(c) Exhibits.

Exhibit Number	Description of Exhibit
16.1	Letter dated September 29, 2008 from Simon & Edward, LLP to the Securities and Exchange Commission, filed herewith.
23.1	Consent of Simon & Edward, LLP, filed herewith.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OMPHALOS, CORP.

Date: March 10, 2009	By:	/s/ Sheng-Peir Yang
Sheng-Peir Yang
Chief Executive Officer, President and Chairman of the Board

OMPHALOS CORP. (B.V.I.) AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED
DECEMBER 31, 2007 AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS

Consolidated and Combined Balance Sheets	3 - 4

Consolidated and Combined Statements of Income (As Restated)	5

Consolidated and Combined Statements of Changes in Shareholders' Equity and Comprehensive Income	6

Consolidated and Combined Statements of Cash Flows	7

Notes to Financial Statements	8 - 18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Omphalos Corp.

We have audited the accompanying consolidated balance sheet of Omphalos Corp. (B.V.I.) and its subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of Omphalos Corp. (B.V.I.) as of December 31, 2007, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

KCCW Accountancy Corp.

Walnut, California
February 28, 2008
(February 24, 2009 as to Note 11)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Omphalos Corp.

We have audited the accompanying combined balance sheet of Omphalos Corp., Omphalos Corp. (B.V.I.),
All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.)  as of December 31, 2006, and the related combined statements of income, shareholders’ equity and comprehensive income (loss), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of Omphalos Corp., Omphalos Corp. (B.V.I.), All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.) as of December 31, 2006, and the combined results of their operations and their combined cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Simon & Edward, LLP

City of Industry, California
March 15, 2007
(February 25, 2009 as to Note 11)

OMPHALOS CORP. (B.V. I.)
CONSOLIDATED AND COMBINED BALANCE SHEETS
December 31, 2007 and 2006

	2007	2006
Assets
Current Assets
Cash and cash equivalents	$2,783,243	$9,124,178
Accounts receivable, net	3,892,353	1,795,676
Inventory, net	657,788	941,986
Prepaid and other current assets	132,508	93,213
Short-term investments	-	80,487
Total current assets	7,465,892	12,035,540

Leasehold Improvements and Equipment, net	13,808	196,061

Intangible assets, net	29,946	20,375
Deposits	-	11,601
Long-term investments	1,100,704	1,902,166

Total Assets	$8,610,350	$14,165,743

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP. (B.V. I.)
CONSOLIDATED AND COMBINED BALANCE SHEETS
December 31, 2007 and 2006

	2007	2006
Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$3,940,816	$3,194,389
Accrued salaries and bonus	42,081	1,057,659
Accured expenses	180,841	58,332
Advances from shareholders	-	46,998
Total current liabilities	4,163,738	4,357,378

Commitments and contingencies

Shareholders' Equity
Common stock, $0.5 par value, 100,000 shares
authorized, issued and outstanding as of 12/31/07	50,000	-
Capital contribution	-	434,215
Subscription receivable	-	(100,000)
Other comprehensive income	211,407	213,824
Retained Earnings	4,185,205	9,260,326
Total shareholders' equity	4,446,612	9,808,365

Total Liabilities and Shareholders' Equity	$8,610,350	$14,165,743

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP. (B.V. I.)
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
 For the Years Ended December 31, 2007 and 2006

	2007	2006
	(As restated,	(As restated,
	See Note 11)	See Note 11)

Revenues:
Sales of goods, net	$10,047,118	$13,782,980
Commission	-	24,175
Total revenues	10,047,118	13,807,155

Operating costs and expenses:
Cost of sales	6,648,419	10,139,012
Selling, general and administrative expenses	1,922,076	2,378,892

Income from operations	1,476,623	1,289,251

Other income (expenses)
Rental income	174	332
Interest income	284,272	266,076
Gain on foreign currency exchange	38,755	76,257
Gain on investment	-	2,118
Miscellaneous income	899	1,881
Total other income	324,100	346,665

Income before provision for income taxes	1,800,723	1,635,916

Provision for income taxes	-	-

Net Income	$1,800,723	$1,635,916

Weighted average number of common shares:
Basic and diluted	100,000	100,000

Not income per share:
Basic and diluted	$18.01	$16.36

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP. (B.V. I.)
CONSOLIDATED AND COMBINED STATEMENTS OF SHAREHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
For the Years Ended December 31, 2007 and 2006

	Common Stock / Capital Contribution		Retained	Subscription	Comprehensive
	Shares	Amount	Earning	Receivable	Income (Loss)	Total

Balance at January 1, 2006		$434,215	$7,624,410	$(100,000)	$150,417	$8,109,042
Translation adjustment		-	-	-	63,407	63,407
Net income		-	1,635,916	-	-	1,635,916
Balance at December 31, 2006		434,215	9,260,326	(100,000)	213,824	9,808,365
Capital contribution		-	-	100,000	-	100,000
Reorganization	100,000	(384,215)	(2,045,230)	-	-	(2,429,445)
Dividends	-	-	(4,830,614)	-	-	(4,830,614)
Translation adjustment	-	-	-	-	(2,417)	(2,417)
Net income	-	-	1,800,723	-	-	1,800,723
Balance at December 31, 2007	100,000	$50,000	$4,185,205	$-	$211,407	$4,446,612

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP. (B.V. I.)
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities
Net income	$1,800,723	$1,635,916
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	11,522	15,407
Loss due to inventory value decline		13,936
Loss on disposal of fixed assets	2,541	-
Foreign currency exchange (gains)	(38,755)	(76,257)
Changes in assets and liabilities:
(Increase) Decrease in accounts receivable	(2,069,560)	3,992,622
Decrease in inventory	283,580	437,765
(Increase) Decrease in prepaid and other assets	(27,128)	49,121
Increase (Decrease) in accounts payable	730,184	(5,274,379)
Increase (Decrease) in accrued expenses	(886,369)	536,628
(Decrease) in other long-term liabilities	-	(10,350)
Net cash provided by (used in) operating activities	(193,262)	1,320,409

Cash flows from investing activities
Acquisition of fixed assets	(19,228)	-
Proceeds received from disposition of assets	115,026	-
Maturities of held-to-maturity securities	877,603	450,154
Purchase of held-to-maturity securities	-	(1,000,000)
Net cash provided by (used in) investing activities	973,401	(549,846)

Cash flows from financing activities
Loans from (repayment to) related parties	(46,616)	110,528
Capital contribution	100,000	-
Distributions to shareholders for reorganization	(2,429,445)	-
Dividend distributions	(4,830,614)	-
Net cash provided by (used in) financing activities	(7,206,675)	110,528

Effect of exchange rate changes on cash and cash equivalents	85,601	140,931

Net increase (decrease) in cash and cash equivalents	(6,340,935)	1,022,022

Cash and cash equivalents
Beginning	9,124,178	8,102,156
Ending	$2,783,243	$9,124,178

Supplemental disclosure of cash flows
Cash paid during the year for:
Interest expense	$-	$-
Income tax	$-	$-

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP. (B.V. I.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the accounts of Omphalos Corp. (B.V.I.) and its wholly owned subsidiaries (collectively, the “Company”). Omphalos Corp. (B.V.I.) is the sole owner of all of the outstanding shares of the following subsidiaries: Omphalos Corp.; All Fine Technology Co., Ltd.; and All Fine Technology Co., Ltd. (B.V.I.).

Omphalos Corp. (B.V.I.) was incorporated on October 30, 2001 under the laws of the British Virgin Islands. Omphalos Corp. (Taiwan) was incorporated on February 13, 1991 under the laws of Republic of China. All Fine Technology Co., Ltd. (Taiwan) was incorporated on March 23, 2004 under the laws of Republic of China. All Fine Technology Co., Ltd. (B.V.I.) was incorporated on February 2, 2005 under the laws of the British Virgin Islands. These companies were under common control and owned by same shareholders. On July 4, 2007, Omphalos Corp. (BVI) acquired Omphalos Corp. (Taiwan) and All Fine Technology Co. Ltd. (Taiwan) by paying $334,215 in cash to the shareholders. On October 19, 2007 Omphalos Corp. (BVI) completed the purchase of All Fine Technology Co. Ltd. (BVI) by paying $2,095,230 in cash to the shareholders. Omphalos Corp. (B.V.I) became the 100% shareholder of the other three entities. Pursuant to the common control and ownership of these four entities, the distributions to shareholders are similar to dividend distributions in essence.

Omphalos Corp. (B.V.I.) and its subsidiaries supplies a wide range of equipments and parts including reflow soldering ovens and automated optical inspection machines for printed circuit board (PCB) manufacturers in Taiwan and China.

Basis of Consolidation / Combination — For the year 2006, the combined financial statements include the accounts of Omphalos Corp., Omphalos Corp. (B.V.I.), All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.). There companies were under common control and ownership. During the year 2007, these companies reorganized and Omphlaos Corp. (B.V.I.)  becomes the sole owner of all of the outstanding shares of Omphalos Corp., All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd. (B.V.I.). For the year 2007, the consolidated financial statements include the accounts of Omphalos Corp. (B.V.I.) and its wholly owned subsidiaries.  All significant intercompany accounts and transactions are eliminated.

Segment Reporting — The Company determines and discloses its segments in accordance with SFAS No. 131 “ Disclosures about Segments of an Enterprise and Related Information” which uses a “management” approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments. SFAS No. 131 also requires disclosures about products or services, geographic areas, and major customers. The Company’s management reporting structure provided for only one segment in 2007 and 2006 and accordingly, no separate segment information is presented.

Accounting Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contingencies — Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash Equivalents, and Long-term Investments — Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Long-term investments consist of certificates of deposit (CDs) with maturities in excess of one year.

Accounts Receivable — Accounts receivable are carried at original invoice amount less estimates made for doubtful receivables. Management determines the allowance for doubtful accounts on a quarterly basis based on a review of the current status of existing receivables, account aging, historical collection experience, subsequent collections, management's evaluation of the effect of existing economic conditions, and other known factors. The provision is provided for the above estimates made for all doubtful receivables. Account balances are charged off against the allowance only when the Company considers it is probable that a receivable will not be recovered. Recoveries of trade receivables previously written off are recorded when received.

Inventory — Inventory is carried at the lower of cost or market. Cost is determined by using the specific identification method. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and charges to operations for known and anticipated inventory obsolescence. Inventory consists substantially of finished goods and is net of an allowance for slow-moving inventory of $188,503 and $203,704 at December 31, 2007 and 2006, respectively.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment — Property and equipment are recorded at cost, less accumulated depreciation.  Depreciation is computed on the straight-line method over the estimated useful lives of the related assets as follows:

Automobile	5 years
Furniture and fixtures	3 years
Machinery and equipment	3 to 5 years
Leasehold improvements	55 years

Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized.  Expenditures for repairs and maintenance are charged to expense as incurred.  When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in the statement of income for the period.

Other Intangible Assets —  Other intangible assets consist of patents and are accounted for at historical costs. The Company amortizes other intangible assets over their useful lives, as applicable.

Effective July 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." The adoption of SFAS No. 142 requires an initial impairment assessment involving a comparison of the fair value of trademarks, patents and other intangible assets to current carrying value. No impairment loss was recognized for the year ended December 31, 2007. Patents, trademarks, and other intangible assets determined to have indefinite useful lives are not amortized. The Company tests such intangible assets with indefinite useful lives for impairment annually, or more frequently if events or circumstances indicate that an asset might be impaired. Trademarks, patents, and other intangible assets determined to have definite lives are amortized over their useful lives or the life of the trademark and other intangible asset, whichever is less.

Revenue Recognition — The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition  ("SAB104"), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements  ("SAB101").  SAB 104 requires that four basic criteria must be met before revenue can be recognized:  (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.  Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and services performed and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  The Company defers any revenue for which the product has not been delivered or service has not been performed or is subject to refund until such time that the Company and the customer jointly determine that the product or service has been delivered or performed or no refund will be required.

The Company derives revenues from the sale of equipments and parts to customers.  The Company’s standard shipping term is Free on Board (FOB) shipping point. The Company recognizes revenue upon shipment for the sales under the term FOB shipping point.  For the sales under other shipping term arrangements, such as FOB destination, the Company recognizes revenue when title passes to and the risks and rewards of ownership have transferred to the customer based on the terms of the sales. Usually no returns, discounts or other allowances are provided to customers. Shipping and handling charges to

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued) — customers are included in net sales. Shipping and handling charges incurred by the Company are included in cost of good sold.

SAB 104   incorporates   Emerging Issues Task Force 00-21  ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements.  EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.  The effect of implementing EITF 00-21 on the Company's financial position and results of operations was not significant.

Research and Development Expenses — Research and development costs are generally expensed as incurred.

 Advertising  Expense — Advertising costs are expensed as incurred. Advertising expense incurred for the years ended December 31, 2007 and 2006 totaled approximately $3,729 and $3,800, respectively.

Warranty Costs — Substantially all of the Company’s equpiments are sold with a one- to two-year warranty.  The Company periodically assesses the adequacy of its recorded warranty accrual and adjusts the amounts as necessary. The Company estimates its warranty costs based on historical warranty claim experience and applies this estimate to the revenue stream for products under warranty. Future costs for warranties applicable to revenue recognized in the current period are charged to cost of revenue. The warranty accrual is reviewed quarterly to verify that it properly reflects the remaining obligation based on anticipated expenditures over the balance of the obligation period. Adjustments are made when accrual warranty claim experience differs from estimate.

To date, warranty costs incurred have been minimal in relation to the volume of revenues and have been within management’s expectation.

Income Taxes — Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases.  Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled as prescribed in SFAS No. 109.  A valuation allowance is established against deferred tax assets if it is more likely than not that all, or some portion, of such assets will not be realized.

Stock Based Compensation —The Company adopted Statement of Financial Accounting Standards No 123(R), “Share-Based Payments” (“SFAS No. 123R”) effective January 1, 2006. SFAS No. 123R amends existing accounting pronouncements for share-based payment transactions in which an enterprise receives employee and certain non-employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123R generally requires such transactions be accounted for using a fair-value-based method. The Company does not have any awards of stock-based compensation issued and outstanding at December 31, 2007.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Share — The Company computes net income (loss) per share pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share”. Basic net income (loss) per share is computed by dividing income or loss applicable to common shareholders by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted net income (loss) per share is determined in the same manner as basic net income (loss) per share except that the number of shares is increased assuming exercise of dilutive stock options, warrants and convertible debt using the treasury stock method and dilutive conversion of the Company’s convertible preferred stock. The basic and diluted earnings per share prior to reorganization on October 19, 2007 are based upon 100,000 shares, as required to comply with SFAS No. 128.

Impairment of Long-Lived Assets —The Company adopted SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", effective December 15, 2001. The Company periodically evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.  If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

The assumptions used by management in determining the future cash flows are critical. In the event these expected cash flows are not realized, future impairment losses may be recorded. Management has determined that no impairments of long-lived assets currently exist.

Concentrations —

Credit Risk: Financial instruments that subject the Company to credit risk consist primarily of trade accounts receivable and investments. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The Company regularly evaluates securities to determine whether there has been any diminution in value that is deemed to be other than temporary.

Customers: The Company sells equipments and parts to printed circuit board (PCB) manufacturers in Taiwan and China. The Company performs ongoing credit evaluations of its customers’ financial condition and generally, requires no collateral. For the year ended December 31, 2007, three customers, each of who accounted for more than 10% of the Company’s total revenues, represented approximately 74% of its total revenues, and 67% of accounts receivable in aggregate at December 31, 2007. For the year ended December 31, 2006, three customers, each of who accounted for more than 10% of the Company’s total revenues, represented approximately 74% of its total revenues, and 72% of accounts receivable in aggregate at December 31, 2006.

Suppliers: For the year ended December 31, 2007, 98% of the Company’s inventory is purchased from two vendors. Management believes other vendors could supply similar products, but their terms may not be as favorable as currently being offered by these vendors. A change in suppliers, however, could cause a delay in availability of products and a possible loss of sales, which could adversely affect operating results.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign-currency Transactions — Foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currency denominated investments in shares of stock where such differences are accounted for as translation adjustments under stockholders’ equity.

Translation Adjustment — The accounts of the Company was maintained, and its financial statements were expressed, in New Taiwan Dollar (“NTD”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance SFAS No. 52, "Foreign Currency Translation", with the NTD as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders’ equity.

As of December 31, 2007 and December 31, 2006 the exchange rates between the NTD and the USD ($) were NTD1=$0.03077 and NTD1=$0.03069, respectively. The weighted-average rates of exchange between NTD and USD were NTD1=$0.03044 and NTD1=$0.03075 for the years ended December 31, 2007 and December 31, 2006, respectively. Total translation adjustment recognized as of December 31, 2007 and December 31, 2006 is $211,407 and $213,824, respectively.

Statement of Cash Flows — In accordance with SFAS No. 95, "Statement of Cash Flows", cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Comprehensive Income — Comprehensive income includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income on its statements of stockholders’ equity and comprehensive income (loss).

Fair Value of Financial Instruments — The carrying amounts of cash and cash equivalents, accounts receivable, deposits and accounts payable approximate their fair value because of the short maturity of those instruments.

The carrying amounts of the Company's long-term debt approximate their fair value because of the short maturity and/or interest rates which are comparable to those currently available to the Company on obligations with similar terms.

Recently Issued Accounting Pronouncements — In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective January 1, 2008. In February 2008, the FASB deferred for one year the effective date of SFAS 157 only with respect to nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)—basis, and removed certain leasing transactions from the scope of SFAS 157. The Company does not believe that the adoption of SFAS 157 will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment to FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 is effective January 1, 2008. The Company has evaluated the impact of SFAS 159 and believes it will not significantly impact its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, ("SFAS 141R"), which changes how business combinations are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 141R is effective January 1, 2009, and will be applied prospectively. The impact of adopting SFAS 141R will depend on the nature and terms of future acquisitions.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, which changes the accounting and reporting standards for the noncontrolling interests in a subsidiary in consolidated financial statements. SFAS 160 recharacterizes minority interests as noncontrolling interests and requires noncontrolling interests to be classified as a component of shareholders' equity. SFAS 160 is effective January 1, 2009 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. The Company is currently evaluating the impact of SFAS 160 on its consolidated financial statements.

2.	PROPERTY AND EQUIPMENT

The following is a summary of the Company’s property and equipment for the years ended December 31:

	2007	2006

Automobiles	$29,232	$29,156
Building and fixtures	-	147,890
Machinery and equipment	59,128	49,709
Leashold improvements	3,569	3,560
Land	-	78,506
	91,929	308,821
Less: accumulated depreciation	(78,121)	(112,760)

Property and equipment, net	$13,808	$196,061

3.	OTHER INTANGIBLE ASSETS

The following reconciliation of other intangible assets is as follows:

	Gross Carrying Value	Accumulated Amortization
Amortized intangible assets:
Patents	$31,205	$1,259

Amortization of intangible assets was $630 and $504 for the year ended December 31, 2007 and 2006, respectively.

Estimated amortization expense for the years ending December 31 is as follows:

2008	$502

2009	$502

2010	$502

2011	$502

2012	$502

4.	INCOME TAXES

Income before income taxes for the years ended December 31, 2007 and 2006 includes the results of operations of Taiwan and British Virgin Islands. Omphalos Corp. (B.V.I.) and All Fine Technology Co., Ltd. (B.V.I.) are incorporated in British Virgin Islands and are not required to pay income tax. Omphalos Corp. and All Fine Technology Co., Ltd. are incorporated in Taiwan and are subject to Taiwan tax law. The provision for income taxes calculated at the statutory rates in the combined statements of income is as follows for the years ended December 31:

	2007	2006
Current provision:
Computed (provision for) income taxes
at statutory rates in BVI	$-	$-
Computed (provision for) income taxes
at statutory rates in Taiwan	-	-
Total current provision	-	-

Deferred provision:	-	-
BVI	-	-
Taiwan	-
Valuation allowance	-	-
Total deferred provision	-	-
Provision for income taxes	$-	$-

4.	INCOME TAXES (CONTINUED)

Deferred tax assets and liabilities are measured based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. There were no significant components of the deferred tax for the years ended December 31, 2007 and 2006.

5.	RELATED-PARTY TRANSACTIONS

Operating Leases—The Company leases its facility from a shareholder under an operating lease agreement which expires on December 31, 2007, and is currently on month to month lease arrangement. The monthly base rent is approximately $2,200. Rent expense under this lease agreement amounted to approximately $26,000 and $26,000 for the years ended December 31, 2007 and 2006, respectively.

Advances to / from Shareholders – The advances to or from shareholders are non-interest bearing and without fixed terms of repayment.

6.	COMPENSATED ABSENCES

Employees earn annual vacation leave at the rate of seven days per year for the first year. Upon completion of the first year of employment, employees earn one additional day for each additional year. At termination, employees are paid for any accumulated annual vacation leave. As of December 31, 2007, vacation liability existed in the amount of $15,610.

7.	OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders' equity, at December 31, 2007 and 2006 are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income

Balance at January 1, 2006	$150,417	$150,417
Change for 2006	63,407	$63,407

Balance at December 31, 2006	213,824	213,824
Change for 2007	(2,417)	(2,417)

Balance at December 31, 2007	$211,407	$211,407

8.	COMMON STOCK

Stock split- On December 14, 2007, the Board of Directors authorized a two-for-one stock split of the Company’s common stock. All references to the number of common shares and the per common share amounts have been restated to reflect this stock split.

9.	PENSION PLAN

Omphalos Corp. (Taiwan) and All Fine Technology Co., Ltd. (Taiwan) were required to make monthly contributions, equal to 2% of salaries and wages, to a pension fund that is administered by a pension fund monitoring committee and deposited in the Central Trust of China in the Republic of China (Taiwan).

Taiwan has a new pension scheme law effective July 1, 2005. The new pension scheme is a defined contribution scheme. All new employees who joined Omphalos Corp. (Taiwan) and All Fine Technology Co., Ltd. (Taiwan) after July 1, 2005 must participate in the new scheme. Existing employees can choose to stay with the old scheme or to join the new scheme. Under the new scheme, Omphalos Corp. (Taiwan) and All Fine Technology Co. (Taiwan) are required to contribute 6% of the employees’ salary into employees’ own pension fund accounts managed by the government.

Contributions to the pension plan totaled $19,635 and $20,073 for the years ended December 31, 2007 and 2006, respectively.

10.	SUBSEQUENT EVENTS

On February 5, 2008, each of the shareholders (the “Shareholders”) of Omphalos Corp. (B.V.I.) entered into and completed the transactions contemplated under a Share Exchange Agreement (the “Exchange Agreement”) with Soyodo Group Holdings, Inc. (the “Soyodo”)., pursuant to which Soyodo purchased from the Shareholders all issued and outstanding shares of Omphalos’ common stock in consideration for the issuance of an aggregate of 81,996,275 shares of Soyodo common stock (the "Share Exchange").

The Share Exchange resulted in a change in control of Soyodo with the Shareholders owning 81,996,275 shares of common stock of Soyodo out of a total of 90,191,275 issued and outstanding shares after giving effect to the Share Exchange. Also, the Shareholders were elected directors of Soyodo, subject to Soyodo’s disclosure obligations under the Securities Exchange Act of 1934, as amended, and appointed as its executive officers. As a result of the Exchange Agreement, (i) Omphalos became a wholly-owned subsidiary of Soyodo and (ii) the Soyodo succeeded to the business of Omphalos as its sole business.

11.	RESTATEMENT OF FIANACIAL STATEMENTS

The Company determined that certain amount previously classified as gain on lawsuit for a purchase return dispute should have been classified as a purchase return and recorded as a reduction to cost of sales to reflect the nature of this transaction.

Also, the Company concluded to reclassify its commission income under Revenues, previously reported under Other Income items, in its statements of income.

In addition, the Company concluded to reclassify its loss on disposal of fixed assets under Selling, General and Administrative Expenses, previously reported under Other Income (Expenses) items, in its statements of income.

Also, the Company concluded to reclassify its loss due to inventory value decline under Cost of Sales, previously reported under Other Income (Expenses) items, in its statements of income.

11.	RESTATEMENT OF FIANACIAL STATEMENTS (CONTINUED)

The following information discloses the impact of these corrections on the statements of income for the fiscal years ended December 31, 2007 and 2006. These corrections did not change the Company’s reported net income or earnings per share for the periods.

	2007			2006
	As Previously		As	As Previously		As
	Reported	Adjustments	Restated	Reported	Adjustments	Restated

Revenue:
Sales of goods, net	$10,047,118		$10,047,118	$13,782,980		$13,782,980
Commission	-		-	-	24,175	24,175
Total revenues	10,047,118	-	10,047,118	13,782,980	24,175	13,807,155

Operating costs and expenses:
Cost of sales	6,989,994	(341,575)	6,648,419	10,085,907	53,105	10,139,012
Selling, general and administrative expenses	1,919,535	2,541	1,922,076	2,378,892		2,378,892

Income from operations	1,137,589	339,034	1,476,623	1,318,181	(28,930)	1,289,251

Other income (expenses)
Commission income	-		-	24,175	(24,175)	-
Rental income	174		174	332		332
Loss on disposal of fixed assets	(2,541)	2,541	-	-		-
Interest income	284,272		284,272	266,076		266,076
Loss due to inventory value decline	(36,438)	36,438	-	(53,105)	53,105	-
Gain on foreign currency exchange	38,755		38,755	76,257	-	76,257
Gain on investment	-		-	2,119		2,119
Gain on lawsuit settlement	378,013	(378,013)	-	-		-
Miscellaneous income	899		899	1,881		1,881
Total other income	663,134	(339,034)	324,100	317,735	28,930	346,665

Income before provision for income taxes	1,800,723	-	1,800,723	1,635,916	-	1,635,916

Provision for income taxes	-	-	-	-	-	-

Net Income	$1,800,723	$-	$1,800,723	$1,635,916	$-	$1,635,916

Weighted average number of common shares:
Basic and diluted	100,000	100,000	100,000	100,000	100,000	100,000

Not income per share:
Basic and diluted	$18.01	$-	$18.01	$16.36	$-	$16.36

******

OMPHALOS CORP., OMPHALOS CORP. (B.V.I.),

ALL FINE TECHNOLOGY CO., LTD.,

AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)

1.	COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED

II.	DECEMBER 31, 2006 AND 2005 AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS

Combined Balance Sheets	2 - 3

Combined Statements of Income	4

Combined Statements of Changes in Shareholders' Equity and Comprehensive Income	5

Combined Statements of Cash Flows	6

Notes to Combined Financial Statements	7 - 17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Omphalos Corp., Omphalos Corp.(B.V.I.),
All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.)

We have audited the accompanying combined balance sheets of Omphalos Corp., Omphalos Corp. (B.V.I.), All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.)  as of December 31, 2006 and 2005, and the related combined statements of income, shareholders’ equity and comprehensive income (loss), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of Omphalos Corp., Omphalos Corp. (B.V.I.), All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.) as of December 31, 2006 and 2005, and the combined results of their operations and their combined cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Simon & Edward, LLP

City of Industry, California
March 15, 2007

1

A.	OMPHALOS CORP., OMPHALOS CORP. (B.V.I.),

B.	ALL FINE TECHNOLOGY CO., LTD.,

C.	AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)

COMBINED BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005
Assets
Current Assets
Cash and cash equivalents	$9,124,178	$8,102,156
Accounts receivable, net	1,795,676	5,733,419
Inventory, net	941,986	1,381,460
Prepaid and other current assets	93,213	141,079
Advances to shareholders	-	62,798
Short-term investments	80,487	77,735
Total current assets	12,035,540	15,498,647

Leasehold Improvements and Equipment, net	196,061	209,217

Intangible assets, net	20,375	20,708
Deposits	11,601	11,506
Long-term investments	1,902,166	1,344,465

Total Assets	$14,165,743	$17,084,543

The Accompanying Notes Are an Integral Part of the Financial Statements.

2

D.	OMPHALOS CORP., OMPHALOS CORP. (B.V.I.),

E.	ALL FINE TECHNOLOGY CO., LTD.,

F.	AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)

COMBINED BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005
Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$3,194,389	$8,389,573
Accrued salaries and bonus	1,057,659	527,188
Accured expenses	58,332	47,761
Customer deposits	-	733
Advances from shareholders	46,998	-
Total current liabilities	4,357,378	8,965,255

Lont-term notes payable	-	10,246

Commitments and contingencies

Shareholders' Equity
Capital contribution	434,215	434,215
Subscription receivable	(100,000)	(100,000)
Other comprehensive income	213,824	150,417
Retained Earnings	9,260,326	7,624,410
Total shareholders' equity	9,808,365	8,109,042

Total Liabilities and Shareholders' Equity	$14,165,743	$17,084,543

The Accompanying Notes Are an Integral Part of the Financial Statements.

3

G.	OMPHALOS CORP., OMPHALOS CORP. (B.V.I.),

H.	ALL FINE TECHNOLOGY CO., LTD.,

I.	AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)

COMBINED STATEMENTS OF INCOME
For the Years Ended December 31, 2006 and 2005

	2006	2005

Operating revenue:
Sales of goods, net	$13,782,980	$17,309,701
Other operating revenue	24,175	181,025
Total operating revenue	13,807,155	17,490,726

Operating costs:
Cost of sales	10,139,012	14,562,035

Gross profit	3,668,143	2,928,691

Selling, general and administrative expenses	2,378,892	1,848,955

Income from operations	1,289,251	1,079,736

Other income (expenses)
Rental income	332	337
Interest expense	-	(3,512)
Interest income	266,076	175,289
Gain on foreign currency exchange	76,257	228,833
Gain on investment	2,118	3,627
Miscellaneous income (expenses)	1,881	(13,825)
Total other income	346,665	390,749

Income before provision for income taxes	1,635,916	1,470,485

Provision for income taxes	-	-

Net Income	$1,635,916	$1,470,485

The Accompanying Notes Are an Integral Part of the Financial Statements.

4

J.	OMPHALOS CORP., OMPHALOS CORP. (B.V.I.),

K.	ALL FINE TECHNOLOGY CO., LTD.,

L.	AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)

COMBINED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
For the Years Ended December 31, 2006 and 2005

	Capital	Retained	Subscription	Comprehensive
	Contribution	Earning	Receivable	Income (Loss)	Total

Balance at January 1, 2005	$384,215	$6,153,925	$(50,000)	$368,910	$6,857,050
Capital contribution	50,000		(50,000)		-
Translation adjustment				(218,493)	(218,493)
Net income	-	1,470,485		-	1,470,485
Balance at December 31, 2005	434,215	7,624,410	(100,000)	150,417	8,109,042
Translation adjustment				63,407	63,407
Net income	-	1,635,916		-	1,635,916
Balance at December 31, 2006	$434,215	$9,260,326	$(100,000)	$213,824	$9,808,365

The Accompanying Notes Are an Integral Part of the Financial Statements.

5

M.	OMPHALOS CORP., OMPHALOS CORP. (B.V.I.),

N.	ALL FINE TECHNOLOGY CO., LTD.,

O.	AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)

COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities
Net income	$1,635,916	$1,470,485
Adjustments to reconcile net income to net cash provided by
operating activities:
Amortization and depreciation	15,407	31,245
Loss due to inventory value decline	13,936	194,463
Foreign currency exchange (gains)	(76,257)	(228,833)
Changes in assets and liabilities:
(Increase) Decrease in accounts receivable	3,992,622	(3,173,008)
(Increase) Decrease in inventory	437,765	(310,293)
Decrease in prepaid and other assets	49,121	130,726
Increase (Decrease) in accounts payable	(5,274,379)	4,972,462
Increase (Decrease) in accrued expenses	536,628	(436,829)
Increase (Decrease) in other long-term liabilities	(10,350)	10,492
Net cash provided by operating activities	1,320,409	2,660,910

Cash flows from investing activities
Acquisition of equipment	-	(7,391)
Acquisition of intangible assets	-	(21,332)
Purchases of investments	(549,846)	(41,271)
Net cash (used in) investing activities	(549,846)	(69,994)

Cash flows from financing activities
Loans from (repayment to) related parties	110,528	(64,304)
Net cash provided by (used in) financing activities	110,528	(64,304)

Effect of exchange rate changes on cash and cash equivalents	140,931	15,066

Net increase in cash and cash equivalents	1,022,022	2,541,677

Cash and cash equivalents
Beginning	8,102,156	5,560,479
Ending	$9,124,178	$8,102,156

Supplemental disclosure of cash flows
Cash paid during the year for:
Interest expense	$-	$3,512
Income tax	$-	$-

Supplemental disclosure of noncash financing activity
Subscription receivable from issuance of stocks	$-	$50,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

6

P.	OMPHALOS CORP., OMPHALOS CORP. (B.V.I.), ALL FINE TECHNOLOGY CO., LTD.,

Q.	AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization — Omphalos Corp. was incorporated on February 13, 1991 under the laws of Republic of China. Omphalos Corp. (B.V.I.) was incorporated on October 30, 2001 under the laws of the British Virgin Islands. All Fine Technology Co., Ltd. was incorporated on March 23, 2004 under the laws of Republic of China. All Fine Technology Co., Ltd. (B.V.I.) was incorporated on February 2, 2005 under the laws of the British Virgin Islands. Omphalos Corp., Omphalos Corp. (B.V.I.), All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.) (collectively the “Company”) supply a wide range of equipments and parts including reflow soldering ovens and automated optical inspection machines for printed circuit board (PCB) manufacturers in Taiwan and China.

Basis of Combination — The combined financial statements include the accounts of Omphalos Corp., Omphalos Corp. (B.V.I.), All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.). These companies are under common control and ownership. All significant intercompany accounts and transactions are eliminated.

 Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Contingencies — Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

The Accompanying Notes Are an Integral Part of the Financial Statements.

7

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash Equivalents, Investments, and Long-term Investments — Cash equivalents are included at cost, which approximates market. At December 31, 2006, the Company’s cash equivalents were held primarily by three financial institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents, while those having original maturities in excess of three months are classified as investments or as long-term investments when maturities are in excess of one year. Investment and long-term investments consist of certificates of deposit (CDs) and marketable securities.

At the date of acquisition of an investment security, management designates the security as belonging to a trading portfolio, an available-for-sale portfolio, or a held-to-maturity portfolio. Currently, the Company holds no securities designated as held-to-maturity or available-for-sale. All investment securities are classified as trading according to management’s intent and carried at fair value. Unrealized holding gains and losses for trading securities are included in earnings.

Accounts Receivable — Accounts receivable are carried at original invoice amount less an estimate for doubtful receivables based on a review of all outstanding amounts at year end. Management determines the allowance for doubtful accounts by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Inventory — Inventory is carried at the lower of cost or market. Cost is determined by using the specific identification method. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and charges to operations for known and anticipated inventory obsolescence. Inventory consists substantially of finished goods and is net of an allowance for slow-moving inventory of $203,704 and $189,909 at December 31, 2006 and 2005, respectively.

Property and Equipment — Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets as follows:

Automobile	5 years
Furniture and fixtures	3 years
Machinery and equipment	3 to 5 years
Leasehold improvements	55 years

Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in the statement of income for the period.

The Accompanying Notes Are an Integral Part of the Financial Statements.

8

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Other Intangible Assets —  Other intangible assets consist of patents and are accounted for at historical costs. The Company amortizes other intangible assets over their useful lives, as applicable.

Effective July 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." The adoption of SFAS No. 142 requires an initial impairment assessment involving a comparison of the fair value of trademarks, patents and other intangible assets to current carrying value. No impairment loss was recognized for the year ended December 31, 2006. Patents, trademarks, and other intangible assets determined to have indefinite useful lives are not amortized. The Company tests such intangible assets with indefinite useful lives for impairment annually, or more frequently if events or circumstances indicate that an asset might be impaired. Trademarks, patents, and other intangible assets determined to have definite lives are amortized over their useful lives or the life of the trademark and other intangible asset, whichever is less.

Revenue Recognition — The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition  ("SAB104"), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements  ("SAB101").  SAB 104 requires that four basic criteria must be met before revenue can be recognized:  (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.  Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and services performed and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  The Company defers any revenue for which the product has not been delivered or service has not been performed or is subject to refund until such time that the Company and the customer jointly determine that the product or service has been delivered or performed or no refund will be required.

The Company derives revenues from the sale of equipments and parts to customers.  The Company recognizes this revenue when title passes to and the risks and rewards of ownership have transferred to the customer based on the terms of the sales, and is recorded net of returns, discounts and allowances. Shipping and handling charges to customers are included in net sales. Shipping and handling charges incurred by the Company are included in cost of good sold.

SAB 104   incorporates   Emerging Issues Task Force 00-21  ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements.  EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.  The effect of implementing EITF 00-21 on the Company's financial position and results of operations was not significant.

Research and Development Expenses — Research and development costs are generally expensed as incurred.

The Accompanying Notes Are an Integral Part of the Financial Statements.

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1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Warranty Costs — Substantially all of the Company’s equpiments are sold with a one- to two-year warranty.  The Company periodically assesses the adequacy of its recorded warranty accrual and adjusts the amounts as necessary. The Company estimates its warranty costs based on historical warranty claim experience and applies this estimate to the revenue stream for products under warranty. Future costs for warranties applicable to revenue recognized in the current period are charged to cost of revenue. The warranty accrual is reviewed quarterly to verify that it properly reflects the remaining obligation based on anticipated expenditures over the balance of the obligation period. Adjustments are made when accrual warranty claim experience differs from estimate.

To date, warranty costs incurred have been minimal in relation to the volume of revenues and have been within management’s expectation.

Income Taxes — Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases.  Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled as prescribed in SFAS No. 109.  A valuation allowance is established against deferred tax assets if it is more likely than not that all, or some portion, of such assets will not be realized.

Stock Based Compensation —The Company adopted Statement of Financial Accounting Standards No 123(R), “Share-Based Payments” (“SFAS No. 123R”) effective January 1, 2006. SFAS No. 123R amends existing accounting pronouncements for share-based payment transactions in which an enterprise receives employee and certain non-employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123R generally requires such transactions be accounted for using a fair-value-based method. The Company does not have any awards of stock-based compensation issued and outstanding at December 31, 2006 and 2005.

Impairment of Long-Lived Assets —The Company adopted SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", effective December 15, 2001. The Company periodically evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.  If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

The assumptions used by management in determining the future cash flows are critical. In the event these expected cash flows are not realized, future impairment losses may be recorded. Management has determined that no impairments of long-lived assets currently exist.

The Accompanying Notes Are an Integral Part of the Financial Statements.

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1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations —

Credit Risk: Financial instruments that subject the Company to credit risk consist primarily of trade accounts receivable and investments. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The Company regularly evaluates securities to determine whether there has been any diminution in value that is deemed to be other than temporary.

Customers: The Company sells equipments and parts to printed circuit board (PCB) manufacturers in Taiwan and China. The Company performs ongoing credit evaluations of its customers’ financial condition and generally, requires no collateral. For the year ended December 31, 2006, three customers, each of who accounted for more than 10% of the Company’s total revenues, represented approximately 74% of the its total revenues, and 72% of accounts receivable in aggregate at December 31, 2006. For the year ended December 31, 2005, four customers, each of who accounted for more than 10% of the Company’s total revenues, represented approximately 85% of the its total revenues, and 89% of accounts receivable in aggregate at December 31, 2005.

Suppliers: For the year ended December 31, 2006, 98% of the Company’s inventory is purchased from two vendors. Management believes other vendors could supply similar products, but their terms may not be as favorable as currently being offered by these vendors. A change in suppliers, however, could cause a delay in availability of products and a possible loss of sales, which could adversely affect operating results.

Foreign-currency Transactions — Foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currency denominated investments in shares of stock where such differences are accounted for as translation adjustments under stockholders’ equity.

Translation Adjustment — The accounts of the Company was maintained, and its financial statements were expressed, in New Taiwan Dollar (“NTD”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance SFAS No. 52, "Foreign Currency Translation", with the NTD as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders’ equity.

As of December 31, 2006 and December 31, 2005 the exchange rates between the NTD and the USD ($) were NTD1=$0.03069 and NTD1=$0.03044, respectively. The weighted-average rates of exchange between NTD and USD were NTD1=$0.03075 and NTD1=$0.03117 for the years ended December 31, 2006 and December 31, 2005, respectively. Total translation adjustment recognized as of December 31, 2006 and December 31, 2005 is $213,824 and $150,417, respectively.

The Accompanying Notes Are an Integral Part of the Financial Statements.

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1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Statement of Cash Flows — In accordance with SFAS No. 95, "Statement of Cash Flows", cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Comprehensive Income — Comprehensive income includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income on its statements of stockholders’ equity and comprehensive income (loss).

Fair Value of Financial Instruments — The carrying amounts of cash and cash equivalents, accounts receivable, deposits and accounts payable approximate their fair value because of the short maturity of those instruments.

The carrying amounts of the Company's long-term debt approximate their fair value because of the short maturity and/or interest rates which are comparable to those currently available to the Company on obligations with similar terms.

Recently Issued Accounting Pronouncements — In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"), a replacement of Accounting Principles Board Opinion No. 20, "Accounting Changes", and Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, voluntary changes in accounting principles were generally required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period of specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the statement does not change the transition provisions of any existing accounting pronouncements. The Company does not believe adoption of SFAS 154 will have a material effect on its financial position, cash flows or results of operations.

In February 2006, the FASB issued Statement No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS 155"), which amends Statement No. 133, "Accounting for Derivatives Instruments and Hedging Activities" ("SFAS 133") and Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 140"). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company's financial position.

The Accompanying Notes Are an Integral Part of the Financial Statements.

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1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued) —

In March 2006, the FASB issued Statement No. 156, "Accounting for Servicing of Financial Assets” (“SFAS 156”), an amendment of FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted. The company is currently evaluating the provisions of FIN 48.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurement, which provides guidance for applying the definition of fair value to various accounting pronouncements” (“SFAS 157”). SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the provisions of SFAS 157.

In September 2006, the FASB also issued Statement No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 amends SFAS 87, 88, 106, and 132R, and requires employers to recognize the overfunded or underfunded status of defined benefit postretirement plans as an asset or liability in its statement of financial position. SFAS No. 158   is effective as of the end of fiscal years ending after December 15, 2006.   SFAS 158 is not applicable to the Company, as it does not have a defined benefit pension plan.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin 108 ("SAB 108"), considering the Effect of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, that addresses how uncorrected errors in previous years should be considered when quantifying errors in the current year financial statements. SAB 108 is effective for fiscal years ending November 15, 2006 and, upon adoption, companies are allowed to record the effects as a cumulative-effect adjustment to retained earnings. The Company will adopt   SAB 108 for its fiscal year ending December 31, 2006 and is assessing what impact, if any, the adoption of SAB 108 will have on its financial position and results of operations.

 The Accompanying Notes Are an Integral Part of the Financial Statements.

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2.	PROPERTY AND EQUIPMENT

The following is a summary of the Company’s property and equipment for the years ended December 31:

	2006	2005

Automobiles	$29,156	$28,918
Building and fixtures	147,890	146,685
Machinery and equipment	49,709	49,304
Leashold improvements	3,560	3,530
Land	78,506	77,867
	308,821	306,304
Less: accumulated depreciation	(112,760)	(97,088)

Property and equipment, net	$196,061	$209,217

3.	OTHER INTANGIBLE ASSETS

The following reconciliation of other intangible assets is as follows:

	Gross Carrying Value	Accumulated Amortization
Amortized intangible assets:
Patents	$21,004	$629

Amortization of intangible assets was $504 and $125 for the year ended December 31, 2006 and 2005, respectively.

Estimated amortization expense for the years ending December 31 is as follows:

2007	$504

2008	$504

2009	$504

2010	$504

2011	$504

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4.	INCOME TAXES

Income before income taxes for the years ended December 31, 2006 and 2005 includes the results of operations of Taiwan and BVI. Omphalos Corp. (B.V.I.) and All Fine Technology Co., Ltd. (B.V.I.) are incorporated in British Virgin Islands and are not required to pay income tax. Omphalos Corp. and All Fine Technology Co., Ltd. are incorporated in Taiwan and are subject to Taiwan tax law. The provision for income taxes calculated at the statutory rates in the combined statements of income is as follows for the years ended December 31:

	2006	2005
Current provision:
Computed (provision for) income taxes
at statutory rates in BVI	$-	$-
Computed (provision for) income taxes
at statutory rates in Taiwan	-	-
Total current provision	-	-

Deferred provision:	-	-
BVI	-	-
Taiwan	-
Valuation allowance	-	-
Total deferred provision	-	-
Provision for income taxes	$-	$-

Deferred tax assets and liabilities are measured based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. There were no significant components of the deferred tax for the years ended December 31, 2006 and 2005.

5.	RELATED-PARTY TRANSACTIONS

Operating Leases---The Company leases its facility from a shareholder under an operating lease agreement which expires on December 31, 2007. The monthly base rent is approximately $2,200. Rent expense under this lease agreement amounted to approximately $26,000 and $26,000 for the years ended December 31, 2006 and 2005, respectively.

Approximately future minimum annual obligations under the above operating lease at December 31, 2006 are as follows:

2007	$ 26,000
Total	$ 26,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

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Advances to / from Shareholders – The advances to or from shareholders are non-interest bearing and without fixed terms of repayment.

6.	COMPENSATED ABSENCES

Employees earn annual vacation leave at the rate of seven days per year for the first year. Upon completion of the first year of employment, employees earn one additional day for each additional year. At termination, employees are paid for any accumulated annual vacation leave. As of December 31, 2006, vacation liability existed in the amount of $3,371.

7.	OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders' equity, at December 31, 2006 and 2005 are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income

Balance at January 1, 2005	$368,910	$368,910
Change for 2005	(218,493)	$(218,493)

Balance at December 31, 2005	150,417	150,417
Change for 2006	63,407	63,407

Balance at December 31, 2006	$213,824	$213,824

8.	PENSION PLAN

Omphalos Corp. (Taiwan) and All Fine Technology Co., Ltd. (Taiwan) were required to make monthly contributions, equal to 2% of salaries and wages, to a pension fund that is administered by a pension fund monitoring committee and deposited in the Central Trust of China in the Republic of China (Taiwan).

Taiwan has a new pension scheme law effective July 1, 2005. The new pension scheme is a defined contribution scheme. All new employees who joined Omphalos Corp. (Taiwan) and All Fine Technology Co., Ltd. (Taiwan) after July 1, 2005 must participate in the new scheme. Existing employees can choose to stay with the old scheme or to join the new scheme. Under the new scheme, Omphalos Corp. (Taiwan) and All Fine Technology Co. (Taiwan) are required to contribute 6% of the employees’ salary into employees’ own pension fund accounts managed by the government.

Contributions to the pension plan totaled $20,073 and $9,218 for the years ended December 31, 2006 and 2005, respectively.

The Accompanying Notes Are an Integral Part of the Financial Statements.

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9.	COMMITMENTS

Letter of Credit -Inventory – At December 31, 2006, the Company has an outstanding irrevocable letter of credit in the amount of JPY ¥ 7,600,000 or $63,840. This letter of credit, which has term of three months, collateralizes the Company’s obligation to a third party for the purchase of inventory. The fair value of this letter of credit approximates contract values based on the nature of the fee arrangements with the issuing bank.

Operating Leases – The Company leases office facilities (Note 5), warehouses, and certain equipments under operating leases that expire through 2008. Rental expense for these leases was $64,704 and $86,481 for the years ended December 31, 2006 and 2005, respectively. Future minimum lease commitments on non-cancelable operating leases are as follows:

For the year ended December 31,	Amount
2007	$54,394
2008	1,440

Total	$55,834

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